NEWS RELEASE for October 27, 2005 at 8:00 AM EST

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Jesse Deal (Investors)	Francis X. Shea
	(212) 691-8087	(305) 428-8000
	jesse@allencaron.com	fshea@wfscorp.com

WORLD FUEL SERVICES CORPORATION CONFERENCE CALL ADVISORY

MIAMI (October 27, 2005) … World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team to discuss the Company’s results for its third quarter of 2005.

WHEN:	Thursday, November 10, 2005, at 11:00 AM EST

TELEPHONE NUMBER:	(800) 205 6214 (within the US and Canada) / (415) 908 6281 (International); use access code: 21266149.

REPLAY NUMBER:

(800) 633-8284 (within the US and Canada) / (402) 977-9140 (International); use access code: 21266149.

The replay will be available shortly after the live call, and will be available for seven days, through November 17, 2005.

WEB CAST:	The live web cast may be accessed by visiting the Company’s web site at www.wfscorp.com and clicking on the web cast icon, or by going to going to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=101792&eventID=1152502

Web participants are encouraged to go to these web sites at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The online archive will be available immediately after the call, and will remain available until December 31, 2005.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine and aviation fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports and seaports worldwide. With 43 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine and aviation fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine and aviation fuel management. World Fuel Services’ aviation customers include commercial, passenger and cargo operators as well as corporate clientele. The Company’s marine customers include international container and tanker fleets and time-charter operators. For more information, call (305) 428-8000 or visit www.wfscorp.com.

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